UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2026

WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-02979	No.	41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Market Street, San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 415-371-2921

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1-2/3	WFC	New York Stock Exchange (NYSE)
7.5% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L	WFC.PRL	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Y	WFC.PRY	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Z	WFC.PRZ	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series AA	WFC.PRA	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series CC	WFC.PRC	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series DD	WFC.PRD	NYSE
Guarantee of Medium-Term Notes, Series A, due October 30, 2028 of Wells Fargo Finance LLC	WFC/28A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its annual meeting of shareholders on April 28, 2026 (“2026 Shareholder Meeting”). At the 2026 Shareholder Meeting, shareholders approved an amendment and restatement of the Company’s 2022 Long-Term Incentive Plan (the “Plan”). A description of the material terms and conditions of the Plan appears under “Executive Compensation – Item 3 – Proposal to Amend and Restate the Company’s 2022 Long-Term Incentive Plan” on pages 87-94 of the Company’s definitive proxy statement for the 2026 Shareholder Meeting, filed with the Securities and Exchange Commission on March 18, 2026 (the “Proxy Statement”), which description is incorporated herein by reference. The description of the Plan incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10(a) hereto.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the 2026 Shareholder Meeting, shareholders elected the 12 director nominees nominated by the Board as each director nominee received a greater number of votes cast “for” his or her election than votes cast “against” his or her election, as reflected below. In addition, shareholders approved, on an advisory basis, the compensation of the Company’s named executives as disclosed in the Proxy Statement, approved the Plan and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026. The six shareholder proposals presented at the 2026 Shareholder Meeting described below did not receive majority support. The final voting results for each item presented at the 2026 Shareholder Meeting are set forth below. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

Election of Director Nominees

DIRECTOR	FOR	%[1]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Steven D. Black	2,366,881,189	97.09%	71,024,175	11,009,408	282,105,559
Mark A. Chancy	2,392,388,096	98.12%	45,946,671	10,580,005	282,105,559
Theodore F. Craver, Jr.	2,341,337,805	96.03%	96,746,964	10,830,003	282,105,559
Richard K. Davis	2,325,390,976	95.35%	113,425,049	10,098,747	282,105,559
Fabian T. Garcia	2,403,568,187	98.58%	34,585,482	10,761,103	282,105,559
Wayne M. Hewett	2,289,986,643	93.92%	148,235,978	10,692,151	282,105,559
CeCelia G. Morken	2,377,305,449	97.53%	60,138,087	11,471,236	282,105,559
Maria R. Morris	2,382,438,528	97.68%	56,661,926	9,814,318	282,105,559
Felicia F. Norwood	2,404,615,633	98.60%	34,170,786	10,128,353	282,105,559
Ronald L. Sargent	2,310,646,817	94.78%	127,385,267	10,882,688	282,105,559
Charles W. Scharf	2,325,282,472	95.28%	115,064,261	8,568,039	282,105,559
Suzanne M. Vautrinot	2,396,618,236	98.24%	42,960,194	9,336,342	282,105,559

Advisory Vote to Approve Executive Compensation (Say on Pay)

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,604,792,488	65.53%	831,262,731	12,859,553	282,105,559

Amend and Restate the Company's 2022 Long-Term Incentive Plan

FOR	%[1]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
2,337,239,396	95.93%	99,219,067	12,456,309	282,105,559
Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2026

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
2,556,099,670	93.60%	166,957,643	7,963,018	—
Shareholder Proposal – Request for Board of Directors to Adopt Policy for an Independent Chair

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
830,200,706	33.90%	1,589,896,934	28,817,132	282,105,559
Shareholder Proposal – Govern by Majority Vote

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,174,113,467	47.94%	1,258,184,662	16,616,643	282,105,559
Shareholder Proposal – Energy Supply Ratio

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
498,482,511	20.36%	1,920,162,032	30,270,229	282,105,559
Shareholder Proposal – Report on High-Carbon Financing Litigation Risk

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
225,133,190	9.19%	2,193,366,868	30,414,714	282,105,559
Shareholder Proposal – Board Committee on Indigenous Peoples' Rights

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
128,966,428	5.27%	2,282,706,541	37,241,803	282,105,559
Shareholder Proposal – Report on Respecting Vendor Civil Liberties

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
43,192,582	1.76%	2,376,132,347	29,589,843	282,105,559
_________________________________
1 Votes cast for the proposal as a percentage of total votes cast for and against.
2 Votes cast for the proposal as a percentage of total votes cast for and against and abstentions.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description	Location
10(a)	Wells Fargo & Company 2022 Long-Term Incentive Plan	Filed herewith
104	Cover Page Interactive Data File	Embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 30, 2026	WELLS FARGO & COMPANY

		By:	/s/ JANET MCGINNESS
Janet McGinness
Managing Director, Senior Associate General Counsel and Secretary